SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2008

FUEGO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52054	20-2078925
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8010 NW 156 Terrace, Miami, Florida	33018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (305) 823-9999

_________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

Item 8.01 Other Events

Fuego Entertainment Announces Lawsuit Filed Against Barry Davis, Ice Cold Stocks, and Var Growth Corporation. Fuego also sues First American Stock as a nominal defendant in their official capacity as transfer agent.

On or about April 8, 2008, by and through legal counsel of record Jose Herrera, Esq., we sued the above-named parties seeking damages, interest, costs and reasonable attorney fees and for a temporary injunction restraining them from removing the restrictive stock legend and enjoining them from selling or disposing or otherwise transferring the 875,000 common shares of our equities.  The nature of this disagreement relates to a contract entered into between the Company and Ice Cold Stocks to provide independent consulting services associated with our marketing plan and business goals and other related services.   In exchange for such services, we agreed to issue the securities in the name of Var Growth Corporation. We allege that the Defendants failed to provide the contracted services and are not entitled to the share-based compensation set forth in the agreement.  As of the date of this report, the Defendants have not answered such complaint.  First American Stock is merely a nominee defendant as they have been named in reference to the injunctive relief set forth in the Complaint.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

a)	Financial Statements
None

b)	Exhibits
Exhibit No. Description

99.1	Copy of Complaint

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuego Entertainment, Inc.

Date: April 18, 2008	By:	/s/ Hugo Cancio
Name: Hugo Cancio
Title: Chief Executive Officer